UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7037 Old Madison Pike Huntsville, Alabama	35806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 382-5900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 21, 2007, upon the recommendation of the Compensation Committee of the Board of Directors of ITC^DeltaCom, Inc. (the “Company”), the Board of Directors approved amendments to outstanding stock unit awards under the Company’s Amended and Restated Executive Stock Incentive Plan between the Company and Randall E. Curran, who is the Company’s Chief Executive Officer, and between the Company and Richard E. Fish, Jr., who is the Company’s Executive Vice President and Chief Financial Officer. Under the amendments, Messrs. Curran and Fish agreed to defer until March 31, 2010 the Company’s issuance and delivery to them of 1,479,159 and 369,790 shares of common stock, respectively, under stock unit awards subject to time-based vesting that otherwise would have been issued and delivered to the executives on March 31, 2008 pursuant to deferred compensation agreements previously reported by the Company. In partial consideration for the two-year extension of the share delivery date under such portion of the executives’ awards, the Board of Directors approved additional amendments to the awards that provide for the vesting as of December 31, 2007 of the portion of the awards that previously were subject to vesting upon the Company’s attainment of at least $90 million of earnings before interest, taxes, depreciation, amortization, and other specified items (“EBITDA”) during a period of four consecutive fiscal quarters. The other one-half of the outstanding awards held by Messrs. Curran and Fish that originally were subject to performance-based vesting remain subject to the vesting condition that the Company attain EBITDA of at least $105 million during a period of four consecutive fiscal quarters. Under the amended, newly vested awards, on the specified delivery date, Mr. Curran will be entitled to receive 493,053 shares of common stock and Mr. Fish will be entitled to receive 123,263 shares of common stock. As a condition of the vesting of such awards, Messrs. Curran and Fish have agreed to defer until March 31, 2010 the Company’s issuance and delivery to them of the foregoing shares of common stock. Consistent with payments made in connection with the past vesting of the executives’ units, the Compensation Committee approved the reimbursement to Messrs. Curran and Fish of the amount of federal and state income tax payments relating to the Company’s payment on the executives’ behalf of Medicare tax withholding payments due upon the vesting of the specified portion of their awards as of December 31, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC^DELTACOM, INC.

Date: December 27, 2007	/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President-Legal and Regulatory
(Duly Authorized Officer)

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